Exhibit 23.1

Monte C. Waldman, CPA

4701 N Federal Hwy, Office #312

Pompano Beach, FL 33064

Ph. (305)-514-0326

montewaldcpa@gmail.com

Registered Public Company Accountant’s Consent Letter

To the Board of Directors and Stockholders’

Kriptech International Corp

21/37 moo 4, Bangrak, Bophut, Koh Samui,

Surat Thani Province, Thailand 84320

I, Monte C. Waldman, CPA, hereby consent to using my opinion report sold on behalf of filing the referenced company’s S-1 document with the SEC for the period then ended as of September 30, 2015.

Whereby, I, Monte C. Waldman, CPA, hereby consent to my reference as auditor being an “expert” in accordance with Rule 436 of Regulation C and Rule 601(b)(23)of Regulation S-K

Whereby, I, Monte C. Waldman, CPA, hereby consent as auditor that identifies the filing of the September 30, 2016 audit report date of November 16, 2016 as required by Item 402 of Regulation S-K, Compliance and Disclosure Interpretation 117.05.

Respectfully yours,

Monte C. Waldman, CPA

November 18, 2016